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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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         Date of report (Date of earliest event reported): May 20, 2002



                          FIRST SENTINEL BANCORP, INC.
             (Exact name of registrant as specified in its charter)


        DELAWARE                   000-23809                     22-3566151
    (State or other
    jurisdiction of             (Commission File                (IRS Employer
     incorporation)                 Number)                  Identification No.)


              1000 WOODBRIDGE CENTER DRIVE, WOODBRIDGE, NEW JERSEY
                 07095 (Address of principal executive offices,
                           including zip code)



       Registrant's telephone number, including area code: (732) 726-9700



                                 NOT APPLICABLE
          (Former name or former address, if changed since 1st report)



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ITEMS 1 THROUGH 4, 6, 7, 8 AND 9.  NOT APPLICABLE.


ITEM 5.           OTHER EVENTS.

                  The Registrant has received notice from the lead lender of a loan in which the Registrant has a participation interest that the borrower is expected to default on the terms of its loan agreement. The Registrant's participation interest in this loan totals $6.9 million. The Registrant's interest in the loan is secured by a payment bond issued by a surety company. The bond issuer was notified of this development, and the lead lender has demanded payment on the bond on behalf of all participants. As of May 20, 2002, the surety company failed to provide a timely response regarding its intent to make payment on the bond.

                  The Registrant believes that the payment bond is sufficient collateral to protect against any loss on the loan. However, given the surety company's failure to respond to the lead lender's demand, the Registrant has retained legal counsel and is initiating an independent review of this matter. The Registrant intends to take all appropriate action to pursue payment in full on the bond. At this time, the Registrant cannot determine whether, and to what extent, it will incur a loss on this loan. However, based on the information available to the Registrant at this time, the Registrant believes that its loan loss reserves are adequate.




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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    FIRST SENTINEL BANCORP, INC.


                                    By: /s/ John P. Mulkerin
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                                        John P. Mulkerin
                                        President and Chief Executive Officer




Dated:  May 21, 2002







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